March 29, 2006

Board of Trustees
AIM Investment Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re: Initial Capital Investment In New Portfolios Of
    AIM Investment Funds (The "Fund")

Ladies and Gentlemen:

We are purchasing shares of the Fund for the purpose of providing initial investment for four new investment portfolios of the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

We hereby agree to purchase shares equal to the following dollar amount for each portfolio:

                           FUND                             AMOUNT        DATE
                           ----                             ------   --------------
INITIAL INVESTMENT
AIM China Fund - Class A Shares                             $10.00   March 29, 2006
AIM China Fund - Class B Shares                             $10.00   March 29, 2006
AIM China Fund - Class C Shares                             $10.00   March 29, 2006
AIM China Fund - Institutional Class Shares                 $10.00   March 29, 2006
AIM Enhanced Short Bond Fund - Class A Shares               $10.00   March 29, 2006
AIM Enhanced Short Bond Fund - Class C Shares               $10.00   March 29, 2006
AIM Enhanced Short Bond Fund - Class R Shares               $10.00   March 29, 2006
AIM Enhanced Short Bond Fund - Institutional Class Shares   $10.00   March 29, 2006
AIM International Bond Fund - Class A Shares                $10.00   March 29, 2006
AIM International Bond Fund - Class B Shares                $10.00   March 29, 2006
AIM International Bond Fund - Class C Shares                $10.00   March 29, 2006
AIM International Bond Fund - Institutional Class Shares    $10.00   March 29, 2006
AIM Japan Fund - Class A Shares                             $10.00   March 29, 2006
AIM Japan Fund - Class B Shares                             $10.00   March 29, 2006
AIM Japan Fund - Class C Shares                             $10.00   March 29, 2006
AIM Japan Fund - Institutional Class Shares                 $10.00   March 29, 2006

March 29, 2006
Page 2


                           FUND                              AMOUNT         DATE
                           ----                             --------   --------------
SEED MONEY
AIM China Fund - Class A Shares                             $750,000   March 30, 2006
AIM China Fund - Class B Shares                             $750,000   March 30, 2006
AIM China Fund - Class C Shares                             $750,000   March 30, 2006
AIM China Fund - Institutional Class Shares                 $750,000   March 30, 2006
AIM Enhanced Short Bond Fund - Class A Shares               $750,000   March 30, 2006
AIM Enhanced Short Bond Fund - Class C Shares               $750,000   March 30, 2006
AIM Enhanced Short Bond Fund - Class R Shares               $750,000   March 30, 2006
AIM Enhanced Short Bond Fund - Institutional Class Shares   $750,000   March 30, 2006
AIM International Bond Fund - Class A Shares                $750,000   March 30, 2006
AIM International Bond Fund - Class B Shares                $750,000   March 30, 2006
AIM International Bond Fund - Class C Shares                $750,000   March 30, 2006
AIM International Bond Fund - Institutional Class Shares    $750,000   March 30, 2006
AIM Japan Fund - Class A Shares                             $750,000   March 30, 2006
AIM Japan Fund - Class B Shares                             $750,000   March 30, 2006
AIM Japan Fund - Class C Shares                             $750,000   March 30, 2006
AIM Japan Fund - Institutional Class Shares                 $750,000   March 30, 2006

We understand that the initial net asset value per share for each portfolio named above will be $10.00.

We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.

Sincerely yours,

A I M ADVISORS, INC.


-------------------------------------
Mark H. Williamson
President